UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 14, 2010
Date of Report (Date of earliest event reported)

BB&T Corporation

(Exact name of registrant as specified in its charter)

Commission file number: 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On December 14, 2010, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of BB&T Corporation (the “Company”) elected Ms. Valeria Lynch Lee as a director of the Company, effective January 1, 2011.  Ms. Lee has also been appointed to each of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors, effective January 1, 2011.  As a non-management director, Ms. Lee will receive compensation that is consistent with the compensation received by the other non-management members of the Board. These compensatory arrangements are described under the heading “Compensation of Directors” in the Company’s Proxy Statement relating to its Annual Meeting of Shareholders for 2010. The Company has determined that there are no related person transactions with Ms. Lee, as contemplated by Item 404(a) of Regulation S-K.

ITEM 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

99.1	Copy of press release announcing that on December 14, 2010, the Board of Directors of BB&T Corporation elected Ms. Valeria Lynch Lee as a director of the Company, effective January 1, 2011.

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By: /s/ Cynthia B. Powell
Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: December 15, 2010